EXHIBIT 10.4

                 AMENDMENT NO.1 TO SECURITIES PURCHASE AGREEMENT

                                November 16, 2004

     Reference is hereby made to that certain Securities Purchase Agreement dated as of June 10, 2004, by and among B.O.S. BETTER ON-LINE SOLUTIONS LTD., a corporation incorporated under the laws of the State of Israel (p.c. number 520042565) (the "Company"), BOScom Ltd., a corporation incorporated under the laws of the State of Israel (organizational identification number (51-2236431) (solely with respect to the representations and warranties pertaining to it) (the "Subsidiary"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser") (the "Securities Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

     WHEREAS, Purchaser, the Company and the Subsidiary desire to clarify certain aspects of the transaction contemplated by the Securities Purchase Agreement;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Securities Purchase Agreement is hereby amended to add the following immediately after the period in the last sentence of section 11.2 thereof:

     "11.3 Remittances. All payments and reimbursements to Purchaser, for its own account and/or for the benefit of Purchaser, made under this Agreement or any Related Agreement shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever. If the Company shall be required by law to deduct any such amounts from or in respect of any sum payable under this Agreement or any Related Agreement to Purchaser, for its own account, then the sum payable to Purchaser, shall be increased as may be necessary so that, after making all required deductions, Purchaser receives an amount equal to the sum it would have received had no such deductions been made."

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to the Securities Purchase Agreement effective as of June 10, 2004.

                                           B.O.S. BETTER ON-LINE SOLUTIONS LTD.


                                           By:_________________________________
                                           Name:
                                           Title:


                                           BOSCOM LTD.




                                           By:_________________________________
                                           Name:
                                           Title:

                                           LAURUS MASTER FUND LTD.


                                           By:_________________________________
                                           Name:
                                           Title: